Exhibit 99.1
Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Rule 4.7B
Appendix 4C
Quarterly report
for entities admitted
on the basis of commitments
Introduced 31/3/2000. Amended 24/10/2005
Name of entity
UNILIFE CORPORATION

ARBN	Quarter ended (“current quarter”)
141 042 757	30 September 2010
Consolidated statement of cash flows

	Current quarter	Year to date
		(3 months)
	$US’000	$US’000
Cash flows related to operating activities
1.1 Receipts from customers	2,355	2,355
1.2 Payments for
(a) staff costs	(3,591)	(3,591)
(b) advertising and marketing	(245)	(245)
(c) research and development	(1,005)	(1,005)
(d) leased assets	(146)	(146)
(e) other working capital	(3,932)	(3,932)

1.3 Dividends received	—	—
1.4 Interest and other items of a similar nature received	122	122
1.5 Interest and other costs of finance paid	(32)	(32)
1.6 Income taxes paid	—	—
1.7 Other (provide details if material)	—	—

Net operating cash flows	(6,474)	(6,474)

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 1

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments

	Current quarter	Year to date
		(3 months)
	$US’000	$US’000

1.8 Net operating cash flows (carried forward)	(6,474)	(6,474)

Cash flows related to investing activities
1.9 Payment for acquisition of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	(7,009)	(7,009)
(e) other non-current assets	—	—
1.10 Proceeds from disposal of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	—	—
(e) other non-current assets	—	—

1.11 Loans to other entities	—	—
1.12 Loans repaid by other entities	—	—
1.13 Other (provide details if material)	—	—

Net investing cash flows	(7,009)	(7,009)

1.14 Total operating and investing cash flows	(13,483)	(13,483)

Cash flows related to financing activities
1.15 Proceeds from issues of shares, options, etc	1,124	1,124
1.16 Proceeds from sale of forfeited shares	—	—
1.17 Proceeds from borrowings	6,900	6,900
1.18 Repayment of borrowings	(101)	(101)
1.19 Dividends paid	—	—
1.20 Other (provide details if material)	—	—

Net financing cash flows	7,923	7,923

Net increase (decrease) in cash held	(5,560)	(5,560)

1.21 Cash at beginning of quarter/year to date	21,184	21,184
1.22 Exchange rate adjustments	800	800

1.23 Cash at end of quarter (note 1)	16,424	16,424

+ See chapter 19 for defined terms.

Appendix 4C Page 2	30/9/2001

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Payments to directors of the entity and associates of the directors
Payments to related entities of the entity and associates of the related entities

Current quarter
$US’000

1.24 Aggregate amount of payments to the parties included in item 1.2	313

1.25 Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions
Included in the above is directors’ fees and executive director’s remuneration ($213K). A company associated with a director is now providing company secretarial, accounting and administrative services in order to maintain compliance with Australian regulations ($100K).
Non-cash financing and investing activities
2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

Nil during the quarter
2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

Nil during the quarter
Financing facilities available
Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

	Amount available	Amount used
	$US’000	$US’000
3.1 Loan facilities	9,581	9,581

3.2 Credit standby arrangements	—	—

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 3

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.
	Current quarter	Previous quarter
	$US’000	$US’000
4.1 Cash on hand and at bank	8,839	1,850

4.2 Deposits at call	7,585	19,334

4.3 Bank overdraft	—	—

4.4 Other (Term Deposit)	—	—

Total: cash at end of quarter (item 1.23)	16,424	21,184

4.5	Explanation necessary for an understanding of the transactions

Restricted cash of $7,000 is included in 4.2 Deposits at call amount of $7,585 in the current quarter. This amount fully secures a related borrowing and is not available for use until the amount borrowed is fully repaid. The Company has refinanced the amount borrowed in the subsequent quarter and the $7,000 has been released from restriction.

Acquisitions and disposals of business entities

	Acquisitions	Disposals
	(Item 1.9(a))	(Item 1.10(a))
5.1 Name of entity		—

5.2 Place of incorporation or registration		—

5.3 Consideration for acquisition or disposal		—

5.4 Total net assets		—

5.5 Nature of business		—

+ See chapter 19 for defined terms.

Appendix 4C Page 4	30/9/2001

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Compliance statement
1
This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:	(Director)	Date: 29 October 2010

Print name:	Alan Shortall

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 5

Appendix 4C
Quarterly report for entities
admitted on the basis of commitments
Notes
1.
The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.
•	6.2	— reconciliation of cash flows arising from operating activities to operating profit or loss

•	9.2	— itemised disclosure relating to acquisitions

•	9.4	— itemised disclosure relating to disposals

•	12.1(a)	— policy for classification of cash items

•	12.3	— disclosure of restrictions on use of cash

•	13.1	— comparative information
3.
Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

Appendix 4C Page 6	30/9/2001